Exhibit 21
VF CORPORATION
SUBSIDIARIES OF THE CORPORATION
Following is a listing of the significant subsidiaries of the Corporation, at January 1, 2011:

Eagle Creek, Inc.	Delaware
H.D. Lee Spain, S.L.	Spain
Imagewear Apparel Corp.	Delaware
JanSport Apparel Corp.	Delaware
Jeanswear Ventures, LLC	Delaware
John Varvatos Apparel Corp.	Delaware
John Varvatos Enterprises, Inc.	Delaware (80% owned)
Kipling Apparel Corp.	Delaware
Lee Bell, Inc.	Delaware
lucy apparel, llc	Delaware
Mo Industries, LLC	Delaware
Nautica Apparel, Inc.	Delaware
Nautica Retail USA, Inc.	Delaware
Ring Company	Delaware
Seven For All Mankind, LLC	Delaware
South Cone, Inc.	California
The H. D. Lee Company, Inc.	Delaware
The North Face Apparel Corp.	Delaware
The North Face Italy S.r.l.	Italy
Vans, Inc.	Delaware
Vans Madeira, S.L.	Portugal
VF Apparel (Shenzen) Co., LTD	China
VF Arvind Brands Private Limited	India (60% owned)
VF Asia Ltd.	Hong Kong
VF Canada, Inc.	Canada
VF Contemporary Brands Canada Corp	Canada
VF Chile S.A.	Chile
VF Contemporary Brands, Inc.	Delaware
VF de Argentina S.A.	Argentina
VF do Brasil Ltda.	Brazil
VF Ege Soke Giyim Sanayi ve Ticaret A.S.	Turkey
VF Enterprises S.a.R.L.	Luxembourg
VF Europe B.V.B.A.	Belgium
VF Germany Textil-Handels GmbH	Germany
VF Global Investments S.a.R.L.	Luxembourg
VF Imagewear, Inc.	Delaware
VF Imagewear (Canada), Inc.	Canada
VF International S.a.g.l.	Switzerland
VF Investments S.à.r.l.	Luxembourg
VF Italia, S.r.l.	Italy
VF Investments Italy S.à.r.l.	Italy

VF Italy Services S.r.l.	Italy
VF (J) France, S.A.	France
VF Jeanswear Argentina	Argentina
VF Jeanswear de Mexico S.A. de C.V.	Mexico
VF Jeanswear Espana S.L.	Spain
VF Jeanswear Limited Partnership	Delaware
VF Luxembourg S.à.r.l.	Luxembourg
VF Mauritius Ltd.	Mauritius
VF Northern Europe Ltd.	United Kingdom
VF Northern Europe Services Ltd.	United Kingdom
VF Outdoor, Inc.	Delaware
VF Outdoor (Canada), Inc.	Canada
VF Outlet, Inc.	Delaware
VF Polska Sp. zo.o.	Poland
VF Receivables, LP	Delaware
VF Receivables Services LLC	Delaware
VF Scandinavia A/S	Denmark
VF Services, Inc.	Delaware
VF Sourcing Asia S.a.R.L.	Luxembourg
VF Sourcing Latin America S.a.R.L.	Luxembourg
VF Sourcing (Thailand) Ltd	Thailand
VF Sportswear, Inc.	Delaware
VF Treasury Services LLC	Delaware
VFJ Ventures, LLC	Delaware
Wrangler Apparel Corp.	Delaware
Excludes subsidiaries that, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary. All listed subsidiaries are 100% owned, except as noted.